                                                                   EXHIBIT 10.31

                                 MORTGAGE AND
                              SECURITY AGREEMENT


                                     from

              SUFFOLK COUNTY INDUSTRIAL DEVELOPMENT AGENCY, SCIDA

                                      and

    V.I. TECHNOLOGIES, INC. (formerly known as Melville Biologics, Inc.), the Company


                                      to


                      THE CHASE MANHATTAN BANK, Mortgagee



                         DATED AS OF December 22, 1997



                      After recording, please return to:
                          Simpson Thacher & Bartlett
                         a partnership which includes
                           professional corporations
                             425 Lexington Avenue
                           New York, New York  10017

                          ATTN:  Arthur L. Gallagher

                        MORTGAGE AND SECURITY AGREEMENT
                        -------------------------------

          THIS MORTGAGE AND SECURITY AGREEMENT, dated as of December __, 1997 is made by SUFFOLK COUNTY INDUSTRIAL DEVELOPMENT AGENCY, a public benefit corporation organized and existing under the laws of the State of New York, having an office at 220 Rabro Drive, Post Office Box 6100, Hauppauge, New York 11788-0099 ("SCIDA") and by V.I. TECHNOLOGIES, INC. (formerly known as Melville Biologics, Inc.), a Delaware corporation (the "Company"; SCIDA and the Company, collectively, the "Mortgagor"), having an address at 155 Duryea Road, Melville, New York 11747, to THE CHASE MANHATTAN BANK, a New York banking corporation, whose address is 7600 Jericho Turnpike, Woodbury, New York 11797 (in such capacity, the "Mortgagee"). References to this "Mortgage" shall mean this instrument and any and all renewals, modifications, amendments, supplements, extensions, consolidations, substitutions, spreaders and replacements of this instrument. Unless otherwise defined herein, capitalized terms shall have the meanings ascribed to them in the Credit Agreement (as hereinafter defined).

                                 Background
                                 ----------

          WHEREAS, Title 1 of Article 18-A of the General Municipal Law of the State of New York was duly enacted into law as Chapter 1030 of the Laws of 1969 of the State of New York (the "State"), as amended, together with Chapter 675 of the Laws of 1975 of the State, as amended (the "Act");

          WHEREAS, the Act authorizes the creation of industrial development agencies for the benefit of several counties, cities, villages and towns in the State and to empower such agencies, among other things, to acquire, construct, reconstruct, lease, improve, maintain, equip and sell land and any building or other improvement, and all real and personal properties, including, but not limited to, machinery and equipment deemed necessary in connection therewith, whether or not now in existence or under construction, which shall be suitable for manufacturing, warehousing, research, commercial, recreation or industrial facilities, including industrial pollution control facilities, in order to advance job opportunities, health, general prosperity and the economic welfare of the people of the State and to improve their standard of living;

          WHEREAS, SCIDA is the owner in fee simple of a certain tract or parcel of land situated in the Town of Huntington, Village of Melville, Suffolk County, State of New York, as more fully described on Schedule A attached hereto (such real property, together with all of the buildings, improvements, structures and fixtures now or subsequently located thereon (the "Improvements"), being collectively referred to as the "Real Estate");

          WHEREAS, pursuant to a Credit Agreement dated as of the date hereof between the Company and Mortgagee (as the same may be amended, modified, supplemented or extended from time to time, the "Credit Agreement"), Mortgagee has agreed to make a loan in the amount of $10,750,000 (the "Loan") to the Company, which Loan shall be evidenced by the Note;

          WHEREAS, SCIDA leased the Real Estate to the Company pursuant to the Facility Lease Agreement dated as of February 15, 1995 (the "Facility Lease"), and SCIDA will benefit from the making of the Loan to the Company;

          WHEREAS, pursuant to the terms of the Credit Agreement, the Mortgagee has agreed, among other things, to make the Loan on the condition (among others) that Mortgagor grant to Mortgagee a lien upon and perfected security interest in, among other things, all estate, right, title and interest of Mortgagor in and to the Real Estate pursuant to the terms hereof;

          WHEREAS, pursuant to and in accordance with the provisions of the Act, SCIDA was created and is empowered under the Act to grant this Mortgage to Mortgagee;

          NOW THEREFORE, in consideration of the premises and for the sum of Ten Dollars ($10.00), the receipt and sufficiency of which is hereby acknowledged, Mortgagor hereby agrees as follows:


                               Granting Clauses
                               ----------------

          For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Mortgagor agrees that to secure:

          (a) the repayment of principal of and interest on (including, without limitation, interest accruing at the then applicable rate provided in the Credit Agreement after the maturity of the Loan and interest accruing at the then applicable rate provided in the Credit Agreement after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to Mortgagor, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Loan and all other obligations and liabilities of Mortgagor to Mortgagee, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter incurred, which may arise under, out of, or in connection with, the Credit Agreement, the Note, this Mortgage, the Loan, the other Loan Documents, or any other document made, delivered or given in connection therewith, in each case whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all reasonable fees, charges and disbursements of counsel to Mortgagee that are required to be paid by Mortgagor pursuant to the Credit Agreement or any other Loan Document) (the items set forth above being referred to collectively as the "Indebtedness"); and

          (b) the performance of all covenants, agreements, obligations and liabilities of Mortgagor (the "Obligations") under or pursuant to the provisions of the Credit Agreement, the Note, this Mortgage, the Loan, any other document securing payment of the Indebtedness (the "Security Documents"), any other Loan Document and any amendments, supplements, extensions, renewals, restatements, replacements or modifications of any of the foregoing (the Credit Agreement, the Note, this Mortgage, the Loan, and all other documents and instruments from time to time evidencing, securing or guaranteeing the payment of the Indebtedness or the performance of the Obligations, as any of the same may be amended, supplemented, extended, renewed, restated, replaced or modified from time to time, are collectively referred to as the "Loan Documents"); and

MORTGAGOR HEREBY GRANTS TO MORTGAGEE A LIEN UPON AND A SECURITY INTEREST IN, AND HEREBY MORTGAGES, GRANTS, ASSIGNS, TRANSFERS AND SETS OVER TO MORTGAGEE:

          (A) (i) the Real Estate, and (ii) the leasehold estate in the Real Estate created by, and all right, title and interest of the Company in, to and under, the Facility Lease, with all rights of use, occupancy and enjoyment, and in and to all rents, income and profits arising from or pursuant to the Facility Lease;

          (B) all the estate, right, title, claim or demand whatsoever of Mortgagor in possession or expectancy, in and to the Real Estate or any part thereof;

          (C) all right, title and interest of Mortgagor in, to and under all easements, rights of way, gores of land, streets, ways, alleys, passages, sewer rights, waters, water courses, water and riparian rights, development rights, air rights, mineral rights, oil and gas rights and all estates, rights, titles, interests, privileges, licenses, tenements, hereditaments and appurtenances belonging, relating or appertaining to the Real Estate, and any reversions, remainders, rents, issues, profits and revenue thereof and all land lying in the bed of any street, road or avenue, in front of or adjoining the Real Estate to the center line thereof;

          (D) all of the fixtures, chattels, business machines, machinery, apparatus, equipment, furnishings, fittings and articles of personal property of every kind and nature whatsoever, and all appurtenances and additions thereto and substitutions or replacements thereof (together with, in each case, attachments, components, parts and accessories) currently (x) owned or subsequently acquired by Mortgagor and (y) now or subsequently attached to, or contained in or used in any way in connection with any operation or letting of the Real Estate, including but without limiting the generality of the foregoing, all equipment owned by SCIDA and leased to the Company pursuant to the Equipment Lease Agreement dated as of May 1, 1996 by and between SCIDA and the Company (as the same may be amended, modified, supplemented or extended from time to time, "Equipment Lease Agreement") ("SCIDA Equipment"), all screens, awnings, shades, blinds, curtains, draperies, artwork, carpets, rugs, storm doors and windows, furniture and furnishings, heating, electrical, and mechanical equipment, lighting, switchboards, plumbing, ventilating, air conditioning and air-cooling apparatus, refrigerating, and incinerating equipment, escalators, elevators, loading and unloading equipment and systems, stoves, ranges, laundry equipment, cleaning systems (including window cleaning apparatus), telephones, communication systems (including satellite dishes and antennae), televisions, computers, sprinkler systems and other fire prevention and extinguishing apparatus and materials, security systems, motors, engines, machinery, pipes, pumps, tanks, conduits, appliances, fittings and fixtures of every kind and description (all of the foregoing in this paragraph (D) being referred to as the "Equipment"), it being understood and agreed that the term "Equipment" hereby expressly excludes equipment, other than the SCIDA Equipment, leased pursuant to any sale/leaseback transaction and any other equipment leased by the Company from Finova Capital Corp.;

          (E) all right, title and interest of Mortgagor in and to all substitutes and replacements of, and all additions and improvements to, the Real Estate and the Equipment, subsequently acquired by or released to Mortgagor or constructed, assembled or placed by Mortgagor on the Real Estate, immediately upon such acquisition, release, construction, assembling or placement, including, without limitation, any and all building materials owned by Mortgagor and to be incorporated in or on the Real Estate whether stored at the Real Estate or offsite, and, in each such case, without any further mortgage, conveyance, assignment or other act by Mortgagor;

          (F) all right, title and interest of Mortgagor in, to and under all leases, subleases, underlettings, concession agreements, management agreements, licenses and other agreements relating to the use or occupancy of the Real Estate or the Equipment or any part thereof, now existing or subsequently entered into by Mortgagor and whether written or oral and all guarantees of any of the foregoing (collectively, as any of the foregoing may be amended, restated, extended, renewed or modified from time to time, the "Leases"), including, without limitation, the Facility Lease, the Equipment Lease Agreement, the Bayer Lease Agreement and the Bayer Sublease Agreement, and all rights of Mortgagor in respect to cash and securities deposited thereunder and the right to receive and collect the revenues, income, rents, issues and profits thereof, together with all other rents, royalties, issues, profits, revenue, income and other benefits arising from the use and enjoyment of the Mortgaged Property (as defined below) (collectively, the "Rents") (notwithstanding anything, to the contrary herein, SCIDA has reserved unto itself and has not given, granted, bargained, sold, warranted, alienated, remitted, released, conveyed, assigned, transferred, mortgaged, hypothecated, deposited, pledged, set over or confirmed unto Mortgagee nor granted a security interest to Mortgagee in any right, title, interest in, to or under the Facility Lease with respect to payments or reimbursements of whatever kind to be made to SCIDA, liability insurance for the benefit of SCIDA, indemnifications of or running to SCIDA, obligations by the Company running to SCIDA for performance of SCIDA's obligations, or the rights of SCIDA to declare Events of Default thereunder or to take any action to enforce any of its rights or remedies under the Facility Lease, all of which shall be considered personal to SCIDA (the "Retained Rights"), and such Retained Rights shall continue to be the duties, obligations and liabilities of the Company and shall not be construed as to impose any duties or obligations on or be liabilities of Mortgagee or Mortgagee's interest in the Mortgaged Property);

          (G) all logos, copyrights, good will and books and records relating to or used in connection with the ownership and operation of the Real Estate or the Equipment or any part thereof; all general intangibles related to the ownership and operation of the Improvements now existing or hereafter arising;

          (H) all unearned premiums under insurance policies now or subsequently obtained by Mortgagor relating to the Real Estate or Equipment and Mortgagor's interest in and to all proceeds of any such insurance policies (including title insurance policies) including the right to collect and receive such proceeds, subject to the provisions relating to insurance generally set forth below; and all awards and other compensation, including the interest payable thereon and the right to collect and receive the same, made to the present or any subsequent owner of the Real Estate or Equipment for the taking by eminent domain, condemnation or otherwise, of all or any part of the Real Estate or any easement or other right therein;

          (I) to the extent assignable, all right, title and interest of Mortgagor in and to the extent assignable, (i) all contracts from time to time executed by Mortgagor or any manager or agent on their behalf relating to the ownership, construction, maintenance, repair, operation, occupancy, sale or financing of the Real Estate or Equipment or any part thereof and all agreements relating to the purchase or lease of any portion of the Real Estate or any property which is adjacent or peripheral to the Real Estate, together with the right to exercise such options and all leases of Equipment (collectively, the "Contracts"), including without limitation, all right, title and interest of the Company's (but excluding SCIDA's) interest in the Payment-In-Lieu-of-Tax ("PILOT") Agreement dated as of February 15, 1995 between SCIDA and the Company, (ii) all consents, licenses, building permits, certificates of occupancy and other governmental approvals relating to construction, completion, occupancy, use or operation of the Real Estate or any part thereof (collectively, the "Permits") and (iii) all drawings, plans, specifications and similar or related items relating to the Real Estate (collectively, the "Plans");

          (J) any and all monies now or subsequently on deposit for the payment of real estate taxes or special assessments against the Real Estate or for the payment of premiums on insurance policies covering the foregoing property or otherwise on deposit with or held by Mortgagee as provided in this Mortgage; all capital, operating, reserve or similar accounts held by or on behalf of Mortgagor and related to the ownership and operation of the Mortgaged Property, whether now existing or hereafter arising and all monies held in any of the foregoing accounts and any certificates or instruments related to or evidencing such accounts; and

          (K)  all proceeds, both cash and noncash, of the foregoing;

          (All of the foregoing property and rights and interests now owned or held or subsequently acquired by Mortgagor and described in the foregoing clauses (A) through (E) are collectively referred to as the "Premises", and those described in the foregoing clauses (A) through (K) are collectively referred to as the "Mortgaged Property").

          TO HAVE AND TO HOLD the Mortgaged Property and the rights and privileges hereby mortgaged unto Mortgagee, its successors and assigns for the uses and purposes set forth, until the Indebtedness is fully paid and the Obligations fully performed or otherwise discharged.

          NOTWITHSTANDING ANYTHING CONTAINED HEREIN TO THE CONTRARY, the maximum amount of principal indebtedness secured by this Mortgage at execution or which under any contingency may become secured hereby at any time hereafter is $10,750,000 plus (a) taxes, charges or assessments which may be imposed by law upon the Mortgaged Property; (b) premiums on insurance policies covering the Mortgaged Property; (c) expenses incurred in upholding the lien of this Mortgage, including, but not limited to (i) the expenses of any litigation to prosecute or defend the rights and lien created by this Mortgage; (ii) any amount, cost or charge to which Mortgagee becomes subrogated, upon payment, whether under recognized principles of law or equity, or under express statutory authority and (iii) interest at the rate set forth in the Credit Agreement.

                             Terms and Conditions
                             --------------------

          Mortgagor further represents, warrants, covenants and agrees with Mortgagee as follows:

          1   Warranty of Title and Authorization.    (a) SCIDA represents and
              -----------------------------------
warrants that (i) it is the owner of good and marketable title to an estate in fee simple absolute in the Real Estate, free and clear of all liens and encumbrances, except for the Permitted Liens (as hereinafter defined), (ii) it is duly established and validly existing under the provisions of the Act, (iii) it has full legal right, power and authority to execute this Mortgage and (iv) this Mortgage has been duly authorized, executed and delivered by it.

          (b) The Company represents and warrants that (i) it is the owner of a valid and subsisting leasehold estate in the Real Estate, free and clear of all liens and encumbrances, except for the Permitted Liens (as hereinafter defined),
(ii) it is duly established, validly existing and in good standing under the laws of the state of its incorporation, (iii) it has full legal right, power and authority to execute this Mortgage and (iv) this Mortgage has been duly authorized, executed and delivered by it.

          (c) Mortgagor warrants that this Mortgage is a valid and enforceable lien on the Mortgaged Property subject only to those matters set forth in Schedule B of the title insurance policy being issued to Mortgagee to insure the lien of this Mortgage and to the liens created by that certain Mortgage, Security Agreement and Fixture Filing dated February 15, 1995 by SCIDA and the Company to Miles Inc. (the "Permitted Liens"). Mortgagor also represents and warrants that, notwithstanding anything herein to the contrary, this Mortgage and the liens created hereby are subject to the terms and conditions of the Intercreditor Agreement dated as of the date hereof among the Company, Bayer Corporation and Mortgagee (as the same may be amended, supplemented or otherwise modified from time to time, the "Intercreditor Agreement").

          (d) Mortgagor shall preserve such title as it warrants herein and the validity and priority of the lien hereof and shall forever warrant and defend the same to Mortgagee against the claims of all persons and parties whomsoever.

          2.  Payment of Indebtedness.  The Company shall pay the Indebtedness
              -----------------------
at the times and places and in the manner specified in the Credit Agreement and Mortgagor shall perform all the Obligations as required under the Loan Documents.

          3.  Requirements.
              ------------

          (a) Mortgagor shall promptly comply with, or cause to be complied with, and conform to all present and future laws, statutes, codes, ordinances, orders, judgments, decrees, rules, regulations and requirements applicable to the Mortgaged Property, and irrespective of the nature of the work to be done, of each of the United States of America, any State and any municipality, local government or other political subdivision thereof and any agency, department, bureau, board, commission or other instrumentality of any of them, now existing or subsequently created (collectively, "Governmental Authority") which has jurisdiction over the Mortgaged Property and all covenants, restrictions and conditions now or later of record which may be applicable to any of the Mortgaged Property, or to the use, manner of use, occupancy, possession, operation, maintenance, alteration, repair or reconstruction of any of the Mortgaged Property unless the failure to so comply would not have a Material Adverse Effect. All present and future laws, statutes, codes, ordinances, orders, judgments, decrees, rules, regulations and requirements of every Governmental Authority applicable to Mortgagor or to any of the Mortgaged Property and all covenants, restrictions, and conditions which now or later may be applicable to any of the Mortgaged Property are collectively referred to as the "Legal Requirements".

          (b) From and after the date of this Mortgage, Mortgagor shall not by act or omission permit any building or other improvement on any premises not subject to the lien of this Mortgage to rely on the Premises or any part thereof or any interest therein to fulfill any Legal Requirement, and Mortgagor hereby assigns to Mortgagee any and all rights to give consent for all or any portion of the Premises or any interest therein to be so used. Mortgagor shall not by act or omission impair the integrity of any of the Real Estate as a single zoning lot separate and apart from all other premises. Mortgagor represents that each parcel of the Real Estate constitutes a legally subdivided lot, in compliance with all subdivision laws and similar Legal Requirements. Any act or omission by Mortgagor which would result in a violation of any of the provisions of this subsection shall be void.

          4.  Payment of Taxes and Other Impositions.  (a)  Before they become
              --------------------------------------
delinquent, the Company shall pay and discharge all taxes of every kind and nature (including, without limitation, all real and personal property, income, franchise, withholding, transfer, gains, profits and gross receipts taxes and PILOT payments), all charges for any easement or agreement maintained for the benefit of any of the Mortgaged Property, all general and special assessments, levies, permits, inspection and license fees, all water and sewer rents and charges and all other public charges even if unforeseen or extraordinary, imposed upon or assessed against or which may become a lien on any of the Mortgaged Property, or arising in respect of the occupancy, use or possession thereof, together with any penalties or interest on any of the foregoing (all of the foregoing are collectively referred to as the "Impositions"). The Company shall within 10 business days after request by Mortgagee deliver to Mortgagee
(i) original or copies of receipted bills and cancelled checks evidencing payment of such Imposition if it is a real estate tax or other public charge and (ii) evidence reasonably acceptable to Mortgagee showing the payment of any other such Imposition. If by law any Imposition, at the Company's option, may be paid in installments (whether or not interest shall accrue on the unpaid balance of such Imposition), the Company may elect to pay such Imposition in such installments and shall be responsible for the payment of such installments with interest, if any.

          (b) Nothing herein shall affect any right or remedy of Mortgagee under this Mortgage or otherwise, without notice or demand to the Company, to pay any Imposition after the date such Imposition shall have become delinquent, and to add to the Indebtedness the amount so paid, together with interest from the time of payment at the rate of interest set forth in Section 2.6(c) of the Credit Agreement (the "Default Rate"). Any sums paid by Mortgagee in discharge of any Impositions shall be (i) a lien on the Premises secured hereby prior to any right or title to, interest in, or claim upon the Premises subordinate to the lien of this Mortgage, and (ii) payable on demand by the Company to Mortgagee together with interest at the Default Rate as set forth above.

          (c) The Company shall not claim, demand or be entitled to receive any credit or credits toward the satisfaction of this Mortgage or on any interest payable thereon for any taxes assessed against the Mortgaged Property or any part thereof, and shall not claim any deduction from the taxable value of the Mortgaged Property by reason of this Mortgage.

          (d) The Company shall have the right before any delinquency occurs to contest or object in good faith to the amount or validity of any Imposition by appropriate legal proceedings, but such right shall not be deemed or construed in any way as relieving, modifying, or extending the Company's covenant to pay any such Imposition at the time and in the manner provided in this Section unless (i) the Company has given prior written notice to Mortgagee of the Company's intent so to contest or object to an Imposition, (ii) the Company shall demonstrate to Mortgagee's reasonable satisfaction that the legal proceedings shall operate conclusively to prevent the sale of the Mortgaged Property, or any part thereof, to satisfy such Imposition prior to final determination of such proceedings and (iii) the Company shall furnish a good and sufficient bond or surety or other security as requested by and reasonably satisfactory to Mortgagee in the amount of the Impositions which are being contested plus any interest and penalty which may be imposed thereon and which could become a lien against the Real Estate or any part of the Mortgaged Property.

          (e) Upon notice to the Company, Mortgagee after an Event of Default (as defined below) shall be entitled to require the Company to pay monthly in advance to Mortgagee the equivalent of 1/12th of the estimated annual Impositions. Mortgagee shall keep such funds in a separate escrow account, and the Company shall not be entitled to interest thereon. Mortgagee shall use such funds to pay the Impositions as they become due and any funds remaining may be applied by Mortgagee, in its sole discretion, to the Indebtedness in the reverse order of the amortization payments required by the Credit Agreement.

          5.  Insurance.  (a)  The Company shall maintain or cause to be
              ---------
maintained on all of the Premises

               (i) property insurance against loss or damage by fire, lightning, windstorm, tornado, water damage, flood, earthquake and by such other further risks and hazards as now are or subsequently may be covered by an "all risk" policy or a fire policy covering "special" causes of loss. The policy shall include building ordinance law endorsements and the policy limits shall be automatically reinstated after each loss;

               (ii) comprehensive general liability insurance under a policy including the "broad form CGL endorsement" (or which incorporates the language of such endorsement), covering all claims for personal injury, bodily injury or death, or property damage occurring on, in or about the Premises in an amount not less than $10,750,000, combined single limit with respect to injury and property damage relating to any one occurrence plus such excess limits as Mortgagee shall reasonably request from time to time;

               (iii) when and to the extent required by Mortgagee, insurance against loss or damage by any other risk commonly insured against by persons occupying or using like properties in the locality or localities in which the Real Estate is situated;

               (iv) insurance against rent loss, extra expense or business interruption (and/or soft costs, in the case of new construction), to the extent applicable, in amounts reasonably satisfactory to Mortgagee, but not less than one year's gross rent or gross income;

               (v) during the course of any construction or repair of Improvements, comprehensive general liability insurance under a policy including the "broad form CGL endorsement" (or which incorporates the language of such endorsement) (including coverage for elevators and escalators, if any). The policy shall include coverage for independent contractors and completed operations. The completed operations coverage shall stay in effect for two years after construction of any Improvements has been completed. The policy shall provide coverage on an occurrence basis against claims for personal injury, including, without limitation, bodily injury, death or property damage occurring on, in or about the Premises and the adjoining streets, sidewalks and passageways, such insurance to afford immediate minimum protection to a limit of not less than that reasonably required by Mortgagee with respect to personal injury, bodily injury or death to any one or more persons or damage to property;

               (vi) during the course of any construction or repair of the Improvements, workers' compensation insurance (including employer's liability insurance) for all employees of the Company (or the Company's contractors) engaged on or with respect to the Premises in such amounts as are required by law;

               (vii) during the course of any construction, addition, alteration or repair of the Improvements, builder's risk completed value form insurance against "all risks of physical loss," including collapse, water damage, flood and earthquake and transit coverage, with deductible approved by Mortgagee (which approval shall not be unreasonably withheld or delayed), in nonreporting form, covering the total value of work performed and equipment, supplies and materials furnished (with an appropriate limit for soft costs in the case of construction);

               (viii) boiler and machinery property insurance covering pressure vessels, air tanks, boilers, machinery, pressure piping, heating, air conditioning and elevator equipment and escalator equipment, provided the Improvements contain equipment of such nature, and insurance against rent, extra expense, business interruption and soft costs, if applicable, arising from any such breakdown, in such amounts as are reasonably satisfactory to Mortgagee but not less than the lesser of $1,000,000 or 10% of the value of the Improvements;

               (ix) if any portion of the Premises are located in an area identified as a special flood hazard area by the Federal Emergency Management Agency or other applicable agency, flood insurance in an amount reasonably satisfactory to Mortgagee, but in no event less than the maximum limit of coverage available under the National Flood Insurance Act of 1968, as amended; and

               (x) such other insurance in such amounts as Mortgagee may reasonably request from time to time.

Each insurance policy (other than flood insurance written under the National Flood Insurance Act of 1968, as amended, in which case to the extent available) shall (i) provide that it shall not be cancelled, non-renewed or materially amended without 30-days' prior written notice to Mortgagee, and (ii) with respect to all property insurance, provide for deductibles not to exceed $50,000, contain a "Replacement Cost Endorsement" without any deduction made for depreciation and with no co-insurance penalty (or attaching an agreed amount endorsement satisfactory to Mortgagee), with loss payable solely to Mortgagee (modified, if necessary, to provide that proceeds in the amount of replacement cost may, upon an Event of Default, be retained by Mortgagee without the obligation to rebuild) as its interest may appear, without contribution, under a "standard" or "New York" type mortgagee clause acceptable to Mortgagee and be written by insurance companies having an A.M. Best Company, Inc. rating of A or higher and a financial size category of not less than XII, or otherwise as approved by Mortgagee. Liability insurance policies shall name Mortgagee as an additional insured and contain a waiver of subrogation against Mortgagee; all such policies shall indemnify and hold Mortgagee harmless from all liability claims occurring on, in or about the Premises and the adjoining streets, sidewalks and passageways. The amounts of each insurance policy and the form of each such policy shall at all times be reasonably satisfactory to Mortgagee. Each policy shall expressly provide that any proceeds which are payable to Mortgagee shall be paid by check payable to the order of Mortgagee only and requiring the endorsement of Mortgagee only. If any required insurance shall expire, be withdrawn, become void by breach of any condition thereof by Mortgagor or by any lessee of any part of the Mortgaged Property or become void or unsafe by reason of the failure or impairment of the capital of any insurer, or if for any other reason whatsoever such insurance shall become reasonably unsatisfactory to Mortgagee (based on the standards set forth herein), the Company shall immediately obtain new or additional insurance reasonably satisfactory to Mortgagee (based on the standards set forth herein). The
Company
shall not take out any separate or additional insurance which is contributing in the event of loss unless it is properly endorsed and otherwise reasonably satisfactory to Mortgagee in all respects.

          (b) The Company shall deliver to Mortgagee an original of each insurance policy required to be maintained, or a certificate of such insurance reasonably acceptable to Mortgagee, together with a copy of the declaration page for each such policy. The Company shall (i) pay as they become due all premiums for such insurance, (ii) not later than 15 days prior to the expiration of each policy to be furnished pursuant to the provisions of this Section, deliver a renewed policy or policies, or duplicate original or originals thereof, marked "premium paid," or accompanied by such other evidence of payment satisfactory to Mortgagee with standard non-contributory mortgage clauses in favor of and reasonably acceptable to Mortgagee. Upon request of Mortgagee, the Company shall cause its insurance underwriter or broker to certify to Mortgagee in writing that all the requirements of this Mortgage governing insurance have been satisfied.

          (c) If the Company is in default of its obligations to insure or deliver any such prepaid policy or policies, then Mortgagee, at its option and upon 5 days prior written notice (unless any portion of the insurance set forth above has lapsed or will lapse during such 5 day period in which case no prior notice shall be required by Mortgagee), may effect such insurance from year to year, and pay the premium or premiums therefor, and the Company shall pay to Mortgagee on demand such premium or premiums so paid by Mortgagee with interest from the time of payment at the Default Rate and the same shall be deemed to be secured by this Mortgage and shall be collectible in the same manner as the Indebtedness secured by this Mortgage.

          (d) The Company shall increase the amount of property insurance required to equal 100% replacement cost pursuant to the provisions of this Section at the time of each renewal of each policy (but not later than 12 months from the date of this Mortgage and each successive 12 month period to occur thereafter) by using the F.W. Dodge Building Index to determine whether there shall have been an increase in the replacement value since the most recent adjustment and, if there shall have been such an increase, the amount of insurance required shall be adjusted accordingly.

          (e) The Company promptly shall comply with and conform to (i) all provisions of each such insurance policy, and (ii) all requirements of the insurers applicable to the Company or to any of the Premises or to the use, manner of use, occupancy, possession, operation, maintenance, alteration or repair of any of the Premises. The Company shall not use or permit the use of the Premises in any manner which would permit any insurer to cancel any insurance policy or void coverage required to be maintained by this Mortgage.

          (f) If the Premises, or any part thereof, shall be destroyed or damaged by fire or any other casualty, whether insured or uninsured, or in the event any claim is made against the Company for any personal injury, bodily injury or property damage incurred on or about the Premises, the Company shall give immediate notice thereof to Mortgagee. If the Mortgaged Property is damaged by fire or other casualty, the insurance proceeds relating to such loss shall be paid over to a collateral account maintained under the sole dominion and control of

Mortgagee (the "Collateral Account"). The insurance proceeds or any part thereof delivered to the Collateral Account shall be applied by Mortgagee toward reimbursement of all reasonable costs and expenses of Mortgagee in collecting such proceeds, and the balance shall, (i) provided that no Event of Default shall have occurred and be continuing, be disbursed by Mortgagee to the Company for the restoration or repair of the property damaged, subject to the satisfaction of the conditions set forth in Section 10 of this Mortgage; (ii) upon an Event of Default, be applied by Mortgagee to the Indebtedness in such manner as Mortgagee shall elect. If an Event of Default shall have occurred and be continuing, then the Company authorizes and empowers Mortgagee, at Mortgagee's option and in Mortgagee's sole discretion, as attorney-in-fact for the Company, to make proof of loss, to adjust and compromise any claim under any insurance policy, to appear in and prosecute any action arising from any policy, to collect and receive insurance proceeds after consultation with the Company and to deduct therefrom Mortgagee's reasonable expenses incurred in the collection process. Each insurance company concerned is hereby authorized and directed to make payment for such loss directly to the Collateral Account maintained by Mortgagee. Mortgagee shall have the right to require the Company to repair or restore the Premises, and the Company hereby designates Mortgagee as its attorney-in-fact for the purpose of making any election required or permitted under any insurance policy relating to repair or restoration.

          (g) In the event of foreclosure of this Mortgage or other transfer of title to the Mortgaged Property in extinguishment of the Indebtedness, all right, title and interest of the Company in and to any insurance policies then in force shall pass to the purchaser or grantee and the Company hereby appoints Mortgagee its attorney-in-fact, in the Company's name, to assign and transfer all such policies and proceeds to such purchaser or grantee.

          (h) Upon notice to the Company, Mortgagee after an Event of Default shall be entitled to require the Company to pay monthly in advance to Mortgagee the equivalent of 1/12th of the estimated annual premiums due on such insurance. Mortgagee shall keep such funds in a separate escrow account and the Company shall not be entitled to interest thereon. Mortgagee shall use such funds to pay the annual premiums as they become due and any funds remaining may be applied by Mortgagee, in its sole discretion, to the Indebtedness in reverse order of the amortization payments required by the Credit Agreement.

          (i) The Company may maintain insurance required under this Mortgage by means of one or more blanket insurance policies maintained by the Company;

provided, however, that (A) any such policy shall specify, or the Company shall
--------  -------
furnish to Mortgagee a written statement from the insurer so specifying, the maximum amount of the total insurance afforded by such blanket policy that is allocated to the Premises and any sublimits in such blanket policy applicable to the Premises, (B) each such blanket policy shall include an endorsement providing that, in the event of a loss resulting from an insured peril, insurance proceeds shall be allocated to the Mortgaged Property in an amount equal to the coverages required to be maintained by the Company as provided above and (C) the protection afforded under any such blanket policy shall be no less than that which would have been afforded under a separate policy or policies relating only to the Premises.

          6.  Restrictions on Liens and Encumbrances.  Except for the lien of
              --------------------------------------
this Mortgage, the Liens permitted under the Credit Agreement and the Permitted Liens, Mortgagor shall not further mortgage, nor otherwise encumber the Mortgaged Property nor create or suffer to exist any lien, charge or encumbrance on the Mortgaged Property, or any part thereof, whether superior or subordinate to the lien of this Mortgage and whether recourse or non-recourse.

          7.  Due on Sale and Other Transfer Restrictions.  Except as may be
              -------------------------------------------
permitted in the Credit Agreement, Mortgagor shall not sell, transfer, convey or assign all or any portion of, or any interest in, the Mortgaged Property.

          8.  Maintenance; No Alteration; Inspection; Utilities.  (a)  The
              --------------------------------------- ---------
Company shall maintain or cause to be maintained all the Improvements in good condition and repair and shall not commit or suffer any waste of the Improvements. The Company shall repair, restore, replace or rebuild promptly any part of the Premises which may be damaged or destroyed by any casualty whatsoever. The Improvements shall not be demolished or materially altered, nor any material additions built, without the prior written consent of Mortgagee, which will not be unreasonably withheld.

          (b) Mortgagee and any persons authorized by Mortgagee shall have the right to enter and inspect the Premises during normal business hours after telephonic or written notice to the Company of its intent to do so and the right to inspect all work done, labor performed and materials furnished in and about the Improvements, provided Mortgagee shall not unreasonably interfere with the Company's use of the Premises and provided further that Mortgagee shall be liable for any damage caused by Mortgagee or its agents.

          9.  Condemnation/Eminent Domain.  Immediately upon obtaining knowledge
              ---------------------------
of the institution of any proceedings for the condemnation of the Mortgaged Property, or any portion thereof, Mortgagor will notify Mortgagee of the pendency of such proceedings. Mortgagor authorizes Mortgagee, at Mortgagee's option and in Mortgagee's sole discretion, as attorney-in-fact for Mortgagor, to commence, appear in and prosecute, in Mortgagee's or Mortgagor's name, any action or proceeding relating to any condemnation of the Mortgaged Property, or any portion thereof, and to settle or compromise any claim in connection with such condemnation, provided the award resulting therefrom will, in Mortgagee's discretion, exceed $500,000. If Mortgagee elects not to participate in such condemnation proceeding, then Mortgagor shall, at its expense, diligently prosecute any such proceeding and shall consult with Mortgagee, its attorneys and experts and cooperate with them in any defense of any such proceedings. All awards and proceeds of condemnation shall be assigned to Mortgagee to be applied in the same manner as insurance proceeds, as provided above, and Mortgagor agrees to execute any such assignments of all such awards as Mortgagee may request.

          10.  Restoration.  If Mortgagee releases funds from the Collateral
               -----------
Account to the Company for restoration of any of the Mortgaged Property pursuant to Section 5(f) or Section 9 of this Mortgage, then such restoration shall be performed only in accordance with the following conditions:

               (i) prior to the disbursement by Mortgagee of restoration funds from the Collateral Account and prior to the commencement of any restoration, the plans and specifications for such restoration, and a written statement detailing the budgeted costs, shall be submitted to and approved by Mortgagee which approval shall not be unreasonably withheld or delayed;

               (ii) prior to making any advance of restoration funds, Mortgagee shall be satisfied that the remaining restoration funds, together with the Company's own funds from insurance or otherwise, are sufficient to complete the restoration and to pay all related expenses, including interest on the Indebtedness and real estate taxes on the Premises, during restoration;

               (iii) at the time of any disbursement of the restoration funds,
     (A) no Event of Default (as defined below) shall then have occurred, (B) no mechanics' or materialmen's liens shall have been filed and remain undischarged, except those to be discharged by the disbursement of the requested restoration funds, provided that the Company may contest such lien subject to the same conditions as set forth in Section 4(d) of this Mortgage;

               (iv) disbursements shall be made from time to time in an amount not exceeding the cost of the work completed since the last disbursement, upon Mortgagee's receipt of reasonably satisfactory evidence from the Company (or its architect or contractor) of the stage of completion and of performance of the work in a good and workmanlike manner and in accordance with the plans and specifications previously approved by Mortgagee;

                (v) after approval of the plans and specifications, the Company shall begin work promptly and thereafter diligently prosecute construction in order to complete all work within such reasonable time frame as may be prescribed by Mortgagee; provided, however, that if construction is
                              --------  -------
     delayed by force majeure, the time for completion shall be extended accordingly;

               (vi) with respect to each advance of restoration funds, Mortgagee may retain 10% of the amount of such advance as a holdback until the restoration is fully completed;

               (vii) the restoration funds shall earn interest and will be held in the Collateral Account;

               (viii) Mortgagee may impose such other reasonable conditions as are customarily imposed by construction lenders; and

               (ix) any restoration funds remaining shall be retained by Mortgagee and may be applied by Mortgagee, in its sole discretion, to the Indebtedness in the inverse order of the amortization payments set forth in the Credit Agreement.

          11.  Leases.  (a)  Mortgagor shall not (i) execute an assignment or
               ------
pledge of any Lease relating to all or any portion of the Mortgaged Property other than in favor of Mortgagee, or (ii) without the prior written consent of Mortgagee, execute or permit to exist any Lease of any of the Mortgaged Property (except for the Facility Lease, the Bayer Lease and the Bayer Sublease).

          (b)  As to any Lease consented to by Mortgagee, Mortgagor shall:

               (i) promptly perform all of the provisions of the Lease on the part of the lessor thereunder to be performed unless the failure to do so shall not have a Material Adverse Effect;

               (ii) promptly enforce all of the provisions of the Lease on the part of the lessee thereunder to be performed unless the failure to do so shall not have a Material Adverse Effect;

               (iii) appear in and defend any action or proceeding arising under or in any manner connected with the Lease or the obligations of Mortgagor thereunder unless the failure to do so shall not have a Material Adverse Effect;

               (iv) exercise, within 10 business days after a request by Mortgagee which request shall not be given more frequently than once every 6 months, any right contained in the Lease to request from the lessee a certificate with respect to the status thereof;

               (v) simultaneously deliver to Mortgagee copies of any notices of default which Mortgagor may at any time forward to or receive from the lessee;

               (vi) promptly deliver to Mortgagee a fully executed counterpart of the Lease; and

               (vii) promptly deliver to Mortgagee, upon Mortgagee's request, as further security, an assignment of Mortgagor's interest under such Lease.

          (c) If any Lease is executed subsequent to the date of this Mortgage, Mortgagor agrees to deliver to Mortgagee, within 10 days after a request by the Mortgagee, a written statement, certified by Mortgagor as being true, correct and complete, containing the names of all lessees and other occupants of the Mortgaged Property, the terms of all Leases and the spaces occupied and rentals payable thereunder, and a list of all Leases which are then in default, including the nature and magnitude of the default; such statement shall be accompanied by credit information with respect to the lessees and such other information as Mortgagee may request.

          (d) All Leases entered into by Mortgagor after the date hereof, if any, and all rights of any lessees thereunder shall be subject and subordinate in all respects to the lien and provisions of this Mortgage unless Mortgagee shall otherwise elect in writing.

          (e) As to any Lease now in existence or subsequently consented to by Mortgagee, except to the extent expressly provided for in such Lease, Mortgagor shall not accept a surrender or terminate, cancel, rescind, supplement, alter, revise, modify or amend such Lease or permit any such action to be taken unless Mortgagor decides in its reasonable business judgment to do so; nor shall Mortgagor accept the payment of rent more than thirty (30) days in advance of its due date.

          (f) Each Lease entered into after the date hereof shall provide that in the event of the enforcement by Mortgagee of any remedy under this Mortgage, the lessee shall, if requested by Mortgagee or any other person succeeding to the interest of Mortgagee as a result of such enforcement, attorn to Mortgagee or to such person and shall recognize Mortgagee or such successor in interest as lessor under the Lease without change in the provisions thereof; provided,
                                                                 --------
however, that Mortgagee or such successor in interest shall not be: (i) bound by any payment of an installment of rent or additional rent which may have been made more than 30 days before the due date of such installment; (ii) bound by any amendment or modification to the Lease made without the consent of Mortgagee or such successor in interest; (iii) liable for any previous act or omission of Mortgagor (or its predecessors in interest, as applicable); (iv) responsible for any monies owing by Mortgagor to the credit of such lessee or subject to any credits, offsets, claims, counterclaims, demands or defenses which the lessee may have against Mortgagor (or its predecessors in interest) as applicable; (v) bound by any covenant to undertake or complete any construction of the Premises or any portion thereof; or (vi) obligated to make any payment to such lessee other than any security deposit actually delivered to Mortgagee or such successor in interest. Each lessee or other occupant, upon request by Mortgagee or such successor in interest, shall execute and deliver an instrument or instruments confirming such attornment. To the extent permitted by law, subsections (d)-(f) of this Section shall be self-operative and any failure of any Lease to include such language shall not impair the binding effect of such provisions on any lessee under such Lease.

          12.  Further Assurances.  To further assure Mortgagee's rights under
               ------------------
this Mortgage, the Company agrees upon demand of Mortgagee to do any act or execute any additional documents (including, but not limited to, security agreements on any personalty included or to be included in the Mortgaged Property and a separate assignment of each Lease in recordable form) as may reasonably be required by Mortgagee to confirm the lien of this Mortgage and all other rights or benefits conferred on Mortgagee.

          13.  Mortgagee's Right to Perform.  If the Company fails to perform
               ----------------------------
any of the covenants or agreements of the Company within the time period provided herein for such performance, Mortgagee, without waiving or releasing the Company from any obligation or default under this Mortgage, may, at any time (but shall be under no obligation to) pay or perform the same, and the amount or cost thereof, with interest at the Default Rate, shall immediately be due from the Company to Mortgagee and the same shall be secured by this Mortgage and shall be a lien on the Mortgaged Property prior to any right, title to, interest in or claim upon the Mortgaged Property attaching subsequent to the lien of this Mortgage. No payment or advance of money by Mortgagee under this Section shall be deemed or construed to cure the Company's default or waive any right or remedy of Mortgagee.

          14.  Events of Default.  The occurrence of an Event of Default under
               -----------------
Section 7 of the Credit Agreement shall constitute an Event of Default hereunder.

          15.  Remedies.
               --------

          (a) Upon the occurrence of any Event of Default, in addition to any other rights and remedies Mortgagee may have pursuant to the Loan Documents, or as provided by law, and without limitation, the Indebtedness and all other amounts payable with respect to the Loans, the Credit Agreement, this Mortgage, the other Security Documents and the other Loan Documents shall become due and payable as provided in the Credit Agreement. Except as expressly provided above in this Section, presentment, demand, protest and all other notices of any kind are hereby expressly waived. In addition, upon the occurrence of any Event of Default, Mortgagee may immediately take such action, without notice or demand (to the extent permitted by law), as it deems advisable to protect and enforce its rights against Mortgagor and in and to the Mortgaged Property, including, but not limited to, the following actions, each of which may be pursued concurrently or otherwise, at such time and in such manner as Mortgagee may determine, in its sole discretion, without impairing or otherwise affecting the other rights and remedies of Mortgagee:

               (i)    Mortgagee may, to the extent permitted by applicable law,
     (A) institute and maintain an action of mortgage foreclosure against all or any part of the Mortgaged Property, (B) institute and maintain an action on the Note, the Credit Agreement or any other Loan Document, (C) sell all or part of the Mortgaged Property (Mortgagor expressly granting to Mortgagee the power of sale), or (D) take such other action at law or in equity for the enforcement of this Mortgage or any of the Loan Documents as the law may allow. Mortgagee may proceed in any such action to final judgment and execution thereon for all sums due hereunder, together with interest thereon at the Default Rate and all costs of suit, including, without limitation, reasonable attorneys' fees and disbursements. Interest at the Default Rate shall be due on any judgment obtained by Mortgagee from the date of judgment until actual payment is made of the full amount of the judgment.

               (ii) Mortgagee may personally, or by its agents, attorneys and employees and without regard to the adequacy or inadequacy of the Mortgaged Property or any other collateral as security for the Indebtedness and Obligations enter into and upon the Mortgaged Property and each and every part thereof and exclude Mortgagor and its agents and employees therefrom without liability for trespass, damage or otherwise (Mortgagor hereby agreeing to surrender possession of the Mortgaged Property to Mortgagee upon demand at any such time) and use, operate, manage, maintain and control the Mortgaged Property and every part thereof. Following such entry and taking of possession, Mortgagee shall be entitled, without limitation,
     (x) to lease all or any part or parts of the Mortgaged Property for such periods of time and upon such conditions as Mortgagee may, in its discretion, deem proper, (y) to enforce, cancel or modify any Lease and (z) generally to execute, do and perform any other act, deed, matter or thing concerning the Mortgaged Property as Mortgagee shall deem appropriate as fully as Mortgagor might do.

          (b) The holder of this Mortgage, in any action to foreclose it, shall be entitled to the appointment of a receiver. In case of a foreclosure sale, the Real Estate may be sold, at

Mortgagee's election, in one parcel or in more than one parcel and Mortgagee is specifically empowered, (without being required to do so, and in its sole and absolute discretion) to cause successive sales of portions of the Mortgaged Property to be held.

          (c) In the event of any breach of any of the covenants, agreements, terms or conditions contained in this Mortgage, and notwithstanding to the contrary any exculpatory or non-recourse language which may be contained herein, Mortgagee shall be entitled to enjoin such breach and obtain specific performance of any covenant, agreement, term or condition and Mortgagee shall have the right to invoke any equitable right or remedy as though other remedies were not provided for in this Mortgage.

          16.  Right of Mortgagee to Credit Sale.  Upon the occurrence of any
               ---------------------------------
sale made under this Mortgage, whether made under the power of sale or by virtue of judicial proceedings or of a judgment or decree of foreclosure and sale, Mortgagee may bid for and acquire the Mortgaged Property or any part thereof.
In lieu of paying cash therefor, Mortgagee may make settlement for the purchase price by crediting upon the Indebtedness or other sums secured by this Mortgage the net sales price after deducting therefrom the expenses of sale and the cost of the action and any other sums which Mortgagee is authorized to deduct under this Mortgage. In such event, this Mortgage, the Note, the Credit Agreement, the other Loan Documents and documents evidencing expenditures secured hereby may be presented to the person or persons conducting the sale in order that the amount so used or applied may be credited upon the Indebtedness as having been paid.

          17.  Appointment of Receiver.  If an Event of Default shall have
               -----------------------
occurred and be continuing, Mortgagee as a matter of right and without notice to the Company unless otherwise required by applicable law, and without regard to the adequacy or inadequacy of the Mortgaged Property or any other collateral as security for the Indebtedness and Obligations or the interest of the Company therein, shall have the right to apply to any court having jurisdiction to appoint a receiver or receivers or other manager of the Mortgaged Property. Any such receiver or receivers shall have all the usual powers and duties of receivers in like or similar cases and all the powers and duties of Mortgagee in case of entry as provided in this Mortgage, including, without limitation and to the extent permitted by law, the right to enter into leases of all or any part of the Mortgaged Property, and shall continue as such and exercise all such powers until the date of confirmation of sale of the Mortgaged Property unless such receivership is terminated sooner.

          18.  Extension, Release, etc.  (a)  Without affecting the lien or
               -----------------------
charge of this Mortgage upon any portion of the Mortgaged Property not then or theretofore released as security for the full amount of the Indebtedness, Mortgagee may, from time to time and without notice, agree to (i) release any person liable for the Indebtedness, (ii) extend the maturity or alter any of the terms of the Indebtedness or any guaranty thereof, (iii) grant other indulgences, (iv) release, or cause to be released, at any time at Mortgagee's option any parcel, portion or all of the Mortgaged Property from the lien of this Mortgage, (v) take or release any other or additional security for any obligation herein mentioned, or (vi) make compositions or other arrangements principal with debtors in relation thereto. If at any time this Mortgage shall secure less than all of the principal amount of the Indebtedness, it is expressly agreed that any repayments of the principal amount of the Indebtedness shall not reduce the amount of the lien of this Mortgage until the lien amount shall equal the principal amount of the Indebtedness outstanding.

          (b) No recovery of any judgment by Mortgagee and no levy of an execution under any judgment upon the Mortgaged Property or upon any other property of Mortgagor shall affect the lien of this Mortgage or any liens, rights, powers or remedies of Mortgagee hereunder, and such liens, rights, powers and remedies shall continue unimpaired.

          (c) If Mortgagee shall have the right to foreclose this Mortgage, Mortgagor authorizes Mortgagee at its option to foreclose the lien of this Mortgage subject to the rights of any tenants of the Mortgaged Property. The failure to make any such tenants parties defendant to any such foreclosure proceeding and to foreclose their rights will not be asserted by Mortgagor as a defense to any proceeding instituted by Mortgagee to collect the Indebtedness or to foreclose the lien of this Mortgage.

          (d) Unless expressly provided otherwise, in the event that ownership of this Mortgage and title to the Mortgaged Property or any estate therein shall become vested in the same person or entity, this Mortgage shall not merge in such title but shall continue as a valid lien on the Mortgaged Property for the amount secured hereby.

          19.  Security Agreement under Uniform Commercial Code.  (a)  It is the
               ------------------------------------------------
intention of the parties hereto that this Mortgage shall constitute a Security Agreement within the meaning of the Uniform Commercial Code (the "Code") of the State in which the Mortgaged Property is located. If an Event of Default shall occur under this Mortgage, then in addition to having any other right or remedy available at law or in equity, Mortgagee shall have the option of either (i) proceeding under the Code and exercising such rights and remedies as may be provided to a secured party by the Code with respect to all or any portion of the Mortgaged Property which is personal property (including, without limitation, taking possession of and selling such property) or (ii) treating such property as real property and proceeding with respect to both the real and personal property constituting the Mortgaged Property in accordance with Mortgagee's rights, powers and remedies with respect to the real property (in which event the default provisions of the Code shall not apply). If Mortgagee shall elect to proceed under the Code, then ten business days' notice of sale of the personal property shall be deemed reasonable notice and the reasonable expenses of retaking, holding, preparing for sale, selling and the like incurred by Mortgagee shall include, but not be limited to, reasonable attorneys' fees and legal expenses. At Mortgagee's request, the Company shall assemble the personal property and make it available to Mortgagee at a place designated by Mortgagee which is reasonably convenient to both parties.

          (b) Mortgagor and Mortgagee agree, to the extent permitted by law, that: (i) all of the goods described within the definition of the word "Equipment" are or are to become fixtures on the Real Estate; (ii) this Mortgage upon recording or registration in the real estate records of the proper office shall constitute a financing statement filed as a "fixture filing" within the meaning of Sections 9-313 and 9-402 of the Code; (iii) Mortgagor is the record owner of the Real Estate; and (iv) the addresses of Mortgagor and Mortgagee are as set forth on the first page of this Mortgage.

          20.  Assignment of Rents.  Mortgagor hereby assigns to Mortgagee the
               -------------------
Rents as further security for the payment of the Indebtedness and performance of the Obligations, and Mortgagor grants to Mortgagee the right to enter the Mortgaged Property for the purpose of collecting the same and to let the Mortgaged Property or any part thereof, and to apply the Rents on account of the Indebtedness. The foregoing assignment and grant is present and absolute and shall continue in effect until the Indebtedness is paid in full, but Mortgagee hereby waives the right to enter the Mortgaged Property for the purpose of collecting the Rents and Mortgagor shall be entitled to collect, receive, use and retain the Rents until the occurrence of an Event of Default under this Mortgage; such right of Mortgagor to collect, receive, use and retain the Rents may be revoked by Mortgagee upon the occurrence of any Event of Default under this Mortgage by giving not less than five business days' written notice of such revocation to Mortgagor; in the event such notice is given, Mortgagor shall pay over to Mortgagee, or to any receiver appointed to collect the Rents, any lease security deposits, and shall pay monthly in advance to Mortgagee, or to any such receiver, the fair and reasonable rental value as determined by Mortgagee for the use and occupancy of the Mortgaged Property or of such part thereof as may be in the possession of Mortgagor or any affiliate of Mortgagor, and upon default in any such payment Mortgagor and any such affiliate will vacate and surrender the possession of the Mortgaged Property to Mortgagee or to such receiver, and in default thereof may be evicted by summary proceedings or otherwise. Mortgagor shall not accept prepayments of installments of Rent to become due for a period of more than one month in advance (except for security deposits and estimated payments of percentage rent, if any).

          21.  Trust Funds.  This Mortgage is subject to the trust provisions of
               -----------
Section 13 of the Lien Law of the State of New York.

          22.  Additional Rights.  (a)  The clauses and covenants contained in
               -----------------
this Mortgage that are construed by Section 254 of the Real Property Law of the State of New York shall be construed as provided in those sections, except that the provisions of subsection 4 of such Section 254 shall not in any manner apply to or construe the provisions of this Mortgage; the additional clauses and covenants contained herein shall afford rights supplemental to and not exclusive of the rights conferred by the clauses and covenants construed by such Section 254 and shall not impair, modify, alter or defeat such rights (except that the provisions of this Mortgage governing insurance shall be exclusive of and shall be in substitution for the rights which would be conferred by the clauses and covenants construed by such subsection 4 of such Section 254), notwithstanding that such additional clauses and covenants may relate to the same subject matter or provide for different or additional rights in the same or similar contingencies as the clauses and covenants construed by such Section 254; the rights of Mortgagee arising under clauses and covenants contained in this Mortgage shall be separate, distinct and cumulative and none of them shall be in exclusion of the others; no act of Mortgagee shall be construed as an election to proceed under any one provision herein to the exclusion of any other provision, anything herein or otherwise to the contrary notwithstanding, and in the event of any inconsistencies between the provisions of such Section 254 and the provisions of this Mortgage, the provisions of this Mortgage shall prevail.

          (b) The holder of any subordinate lien on the Mortgaged Property shall have no right to terminate any Lease whether or not such Lease is subordinate to this Mortgage nor shall any holder of any subordinate lien join any tenant under any Lease in any action to foreclose the lien or modify, interfere with, disturb or terminate the rights of any tenant under any Lease. By recordation of this Mortgage all subordinate lienholders are subject to and notified of this provision, and any action taken by any such lienholder contrary to this provision shall be null and void. Upon the occurrence of any Event of Default, Mortgagee may, in its sole discretion and without regard to the adequacy of its security under this Mortgage, apply all or any part of any amounts on deposit with Mortgagee under this Mortgage against all or any part of the Indebtedness. Any such application shall not be construed to cure or waive any Default or Event of Default or invalidate any act taken by Mortgagee on account of such Default or Event of Default.

          23.  Changes in Method of Taxation.  In the event of the passage after
               -----------------------------
the date hereof of any law of any Governmental Authority deducting from the value of the Premises for the purposes of taxation any lien thereon, or changing in any way the laws for the taxation of mortgages or debts secured thereby for federal, state or local purposes, or the manner of collection of any such taxes, and imposing a tax, either directly or indirectly, on mortgages or debts secured thereby, the holder of this Mortgage shall have the right to declare the Indebtedness due on a date to be specified by not less than 30 business days' written notice to be given to the Company unless within such 30 business day period the Company shall assume as an Obligation hereunder the payment of any tax so imposed until full payment of the Indebtedness and such assumption shall be permitted by law.

          24.  Notices.  All notices, requests, demands and other communications
               -------
hereunder shall be deemed to have been sufficiently given or served when served in the manner set forth in Section 8.2 of the Credit Agreement, provided that any notice to SCIDA shall be delivered in accordance with Section 8.2 of the Credit Agreement to the address of SCIDA set forth in the preamble to this Mortgage.

          25.  No Oral Modification.  This Mortgage may not be changed or
               --------------------
terminated orally. Any agreement made by Mortgagor and Mortgagee after the date of this Mortgage relating to this Mortgage shall be superior to the rights of the holder of any intervening or subordinate lien or encumbrance.

          26.  Partial Invalidity.  In the event any one or more of the
               ------------------
provisions contained in this Mortgage shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision hereof, but each shall be construed as if such invalid, illegal or unenforceable provision had never been included. Notwithstanding anything to the contrary contained in this Mortgage or in any provisions of the Indebtedness or Loan Documents, the obligations of the Company and of any other obligor under the Indebtedness or Loan Documents shall be subject to the limitation that Mortgagee shall not charge, take or receive, nor shall the Company or any other obligor be obligated to pay to Mortgagee, any amounts constituting interest in excess of the maximum rate permitted by law to be charged by Mortgagee.

          27.  Mortgagor's Waiver of Rights.  To the fullest extent permitted by
               ----------------------------
law, Mortgagor waives the benefit of all laws now existing or that may subsequently be enacted providing for (i) any appraisement before sale of any portion of the Mortgaged Property, (ii) any extension of the time for the enforcement of the collection of the Indebtedness or the creation or extension of a period of redemption from any sale made in collecting such debt and (iii) exemption of the Mortgaged Property from attachment, levy or sale under execution or exemption from civil process. To the full extent Mortgagor may do so, Mortgagor agrees that it will not at any time insist upon, plead, claim or take the benefit or advantage of any law now or hereafter in force providing for any appraisement, valuation, stay, exemption, extension or redemption, or requiring foreclosure of this Mortgage before exercising any other remedy granted hereunder and Mortgagor, for itself and its successors and assigns, and for any and all persons ever claiming any interest in the Mortgaged Property, to the extent permitted by law, hereby waive and release all rights of redemption, valuation, appraisement, stay of execution, notice of election to mature or declare due the whole of the secured indebtedness and marshalling in the event of foreclosure of the liens hereby created.

          28.  Remedies Not Exclusive.  Mortgagee shall be entitled to enforce
               ----------------------
payment of the Indebtedness and performance of the Obligations and to exercise all rights and powers under this Mortgage or under any of the other Loan Documents or other agreement or any laws now or hereafter in force, notwithstanding some or all of the Indebtedness and Obligations may now or hereafter be otherwise secured, whether by mortgage, security agreement, pledge, lien, assignment or otherwise. Neither the acceptance of this Mortgage nor its enforcement, shall prejudice or in any manner affect Mortgagee's right to realize upon or enforce any other security now or hereafter held by Mortgagee, it being agreed that Mortgagee shall be entitled to enforce this Mortgage and any other security now or hereafter held by Mortgagee in such order and manner as Mortgagee may determine in its absolute discretion. No remedy herein conferred upon or reserved to Mortgagee is intended to be exclusive of any other remedy herein or by law provided or permitted, but each shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute. Every power or remedy given by any of the Loan Documents to Mortgagee or to which it may otherwise be entitled, may be exercised, concurrently or independently, from time to time and as often as may be deemed expedient by Mortgagee. In no event shall Mortgagee, in the exercise of the remedies provided in this Mortgage (including, without limitation, in connection with the assignment of Rents to Mortgagee, or the appointment of a receiver and the entry of such receiver on to all or any part of the Mortgaged Property), be deemed a "mortgagee in possession," and Mortgagee shall not in any way be made liable for any act, either of commission or omission, in connection with the exercise of such remedies.

          29.  Multiple Security.  If (a) the Premises shall consist of one or
               -----------------
more parcels, whether or not contiguous and whether or not located in the same county, or (b) in addition to this Mortgage, Mortgagee shall now or hereafter hold one or more additional mortgages, liens, deeds of trust or other security (directly or indirectly) for the Indebtedness upon other property in the State in which the Premises are located (whether or not such property is owned by Mortgagor or by others) or (c) both the circumstances described in clauses (a) and (b) shall be true, then to the fullest extent permitted by law, Mortgagee may, at its election, commence or consolidate in a single foreclosure action all foreclosure proceedings against all such collateral securing the Indebtedness (including the Mortgaged Property), which action may be brought or consolidated in the courts of any county in which any of such collateral is located. Mortgagor acknowledges that the right to maintain a consolidated foreclosure action is a specific inducement to Mortgagee to extend the Indebtedness, and Mortgagor expressly and irrevocably waives any objections to the commencement or consolidation of the foreclosure proceedings in a single action and any objections to the laying of venue or based on the grounds of forum non conveniens which it may now or
                                    ----- --- ----------
hereafter have. Mortgagor further agrees that if Mortgagee shall be prosecuting one or more foreclosure or other proceedings against a portion of the Mortgaged Property or against any collateral other than the Mortgaged Property, which collateral directly or indirectly secures the Indebtedness, or if Mortgagee shall have obtained a judgment of foreclosure and sale or similar judgment against such collateral, then, whether or not such proceedings are being maintained or judgments were obtained in or outside the State in which the Premises are located, Mortgagee may commence or continue foreclosure proceedings and exercise its other remedies granted in this Mortgage against all or any part of the Mortgaged Property, and Mortgagor waives any objections to the commencement or continuation of a foreclosure of this Mortgage or exercise of any other remedies hereunder based on such other proceedings or judgments, and waives any right to seek to dismiss, stay, remove, transfer or consolidate either any action under this Mortgage or such other proceedings on such basis. Neither the commencement nor continuation of proceedings to foreclose this Mortgage nor the exercise of any other rights hereunder nor the recovery of any judgment by Mortgagee in any such proceedings shall prejudice, limit or preclude Mortgagee's right to commence or continue one or more foreclosure or other proceedings or obtain a judgment against any other collateral (either in or outside the State in which the Premises are located) which directly or indirectly secures the Indebtedness, and Mortgagor expressly waives any objections to the commencement of, continuation of, or entry of a judgment in such other proceedings or exercise of any remedies in such proceedings based upon any action or judgment connected to this Mortgage, and Mortgagor also waives any right to seek to dismiss, stay, remove, transfer or consolidate either such other proceedings or any action under this Mortgage on such basis. It is expressly understood and agreed that to the fullest extent permitted by law, Mortgagee may, at its election, cause the sale of all collateral which is the subject of a single foreclosure action at either a single sale or at multiple sales conducted simultaneously and take such other measures as are appropriate in order to effect the agreement of the parties to dispose of and administer all collateral securing the Indebtedness (directly or indirectly) in the most economical and least time-consuming manner.

          30.  Successors and Assigns.  All covenants of Mortgagor contained in
               ----------------------
this Mortgage are imposed solely and exclusively for the benefit of Mortgagee and its successors and assigns, and no other person or entity shall have standing to require compliance with such covenants or be deemed, under any circumstances, to be a beneficiary of such covenants, any or all of which may be freely waived in whole or in part by Mortgagee at any time if in its sole discretion it deems such waiver advisable. All such covenants of Mortgagor shall run with the land and bind Mortgagor, its successors and assigns (and each of them) and all subsequent owners, encumbrancers and tenants of the Mortgaged Property, and shall inure to the benefit of Mortgagee, its successors and assigns. The word "Mortgagor" shall be construed as if it read "Mortgagors" whenever the sense of this Mortgage so requires and if there shall be more than one Mortgagor, the obligations of the Mortgagors shall be joint and several.

          31.  No Waivers, etc.  Any failure by Mortgagee to insist upon the
               ---------------
strict performance by the Company of any of the terms and provisions of this Mortgage shall not be deemed to be a waiver of any of the terms and provisions hereof, and Mortgagee, notwithstanding any such failure, shall have the right thereafter to insist upon the strict performance by the Company of any and all of the terms and provisions of this Mortgage to be performed by the Company. Mortgagee may release, regardless of consideration and without the necessity for any notice to or consent by the holder of any subordinate lien on the Mortgaged Property, any part of the security held for the obligations secured by this Mortgage without, as to the remainder of the security, in anyway impairing or affecting the lien of this Mortgage or the priority of such lien over any subordinate lien.

          32.  Governing Law, etc.  This Mortgage shall be governed by and
               ------------------
construed in accordance with the laws of the State of New York.

          33.  Waiver of Trial by Jury.  Mortgagor and Mortgagee each hereby
               -----------------------
irrevocably and unconditionally waives trial by jury in any action, claim, suit or proceeding relating to this Mortgage and for any counterclaim brought therein. Mortgagor hereby waives all rights to interpose any counterclaim in any suit brought by Mortgagee hereunder and all rights to have any such suit consolidated with any separate suit, action or proceeding.

          34.  Certain Definitions.  Unless the context clearly indicates a
               -------------------
contrary intent or unless otherwise specifically provided herein, words used in this Mortgage shall be used interchangeably in singular or plural form and the word "Mortgagor" shall mean "each Mortgagor or any subsequent owner or owners of the Mortgaged Property or any part thereof or interest therein," the word Company shall mean "the Company or any successor or assign of the Company", the word "Mortgagee" shall mean "Mortgagee or any successor Agent," the word "Note" shall mean "the Note or any other evidence of indebtedness secured by this Mortgage," the word "person" shall include any individual, corporation, partnership, trust, unincorporated association, government, governmental authority, or other entity, and the words "Mortgaged Property" shall include any portion of the Mortgaged Property or interest therein. Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural and vice versa. The captions in this Mortgage are for convenience or reference only and in no way limit or amplify the provisions hereof.

          35.  Nonresidential.  THIS MORTGAGE DOES NOT COVER REAL PROPERTY
               --------------
PRINCIPALLY IMPROVED BY ONE OR MORE STRUCTURES CONTAINING IN THE AGGREGATE NOT MORE THAN SIX RESIDENTIAL DWELLING UNITS, EACH HAVING ITS OWN SEPARATE COOKING FACILITIES.

          36.  Receipt of Copy.  Mortgagor acknowledges that it has received a
               ---------------
true copy of this Mortgage.

          37.  Release.  If the Company shall and does pay to Mortgagee the full
               -------
principal amount of the Indebtedness secured hereby, together with all interest accrued thereon, and keeps all the other covenants and agreements contained herein and in the Note, the Credit Agreement and in the other Loan Documents, all in the manner and at the times set forth herein or in the Note, the Credit Agreement and in the other Loan Documents, and if the Company shall also pay all reasonable satisfaction costs, including, but not limited to, reasonable attorneys' fees and the cost of recording a satisfaction piece and, if appropriate, a power-of-attorney to satisfy this Mortgage, then and from thenceforth this Mortgage and the estate hereby created, granted, transferred and assigned shall cease and become void. Further, if any of the Collateral shall be sold, transferred or otherwise disposed of by the Company in a transaction permitted by the Credit Agreement, then such Collateral shall be automatically released from the Liens created hereby on such Collateral and no affirmative action on the part of Mortgagee shall be required. Nevertheless, Mortgagor may request, at the sole expense of Mortgagor, that Mortgagee execute and deliver to Mortgagor any and all releases or other documents reasonably necessary or desirable to evidence the release of the Liens created hereby on such Collateral.

          38.  Condominium.  Provided there exists no Event of Default,
               ------------
Mortgagee shall, on the Company's written request, subordinate the lien of this Mortgage to a declaration of condominium for the Premises and shall execute the appropriate instruments (reasonably satisfactory in all respects to Mortgagee) in recordable form to effect such subordination, upon the satisfaction of the following conditions:

          (a) Mortgagee shall have received and approved in all respects the documents required for the creation of a condominium, which documents shall be in proper form for recording or filing, as necessary, in the appropriate offices;

          (b) the title policy insuring this Mortgage shall have been endorsed to provide affirmative insurance to the effect that the Premises constitute a condominium validly created under the condominium laws of New York, and that the release of any condominium unit will not affect the lien of this Mortgage except as to the unit so released and further insuring against any loss or damage by reason of the failure of any of the condominium units to be included in the condominium created pursuant to the condominium laws of New York;

          (c) The Company shall have duly executed and delivered, or caused to be duly executed and delivered, to Mortgagee a conditional assignment of the Company's rights under the condominium documents in form satisfactory to Mortgagee, conditional resignations of the officers and members of the board of directors of the applicable condominium association in form satisfactory to Mortgagee and a conditional termination of the management agreement, if any, covering all or any portion of the condominium in form satisfactory to Mortgagee;

          (d) Mortgagee shall have received an opinion from the counsel for the Company to the effect that the condominium documents satisfy all applicable requirements of Governmental Authorities and have been duly executed and, where necessary, duly recorded or filed pursuant to the condominium laws of New York, all requirements of any applicable statute, rule or ordinance have been duly satisfied and the condominium has been duly created and no filing, registration or other compliance with any federal or state securities law or other law or regulation will be required in connection with the sale of condominium units, or if such filing is necessary, that the applicable law or regulation governing the same has been fully complied with and the assignment, resignations and agreements referred to in paragraph (c) of this Section have each been duly authorized, executed and delivered by the respective parties thereto and are enforceable against said parties in accordance with their respective terms;

          (e) Mortgagee shall have received such other documents, certificates, opinions or assurances as it may reasonably request.

          39.  SCIDA Non Recourse.  Notwithstanding anything to the contrary in
               ------------------
this Mortgage, with respect to SCIDA, it is agreed that SCIDA, its officers, members, employees, agents and directors shall have no personal liability hereunder, nor in their capacity as officers, members, employees, agents and directors. SCIDA has executed this Mortgage to subject its interest in the Mortgaged Property to the lien of this Mortgage; however, Mortgagee shall have no recourse against SCIDA other than its interest in the Mortgaged Property. No provision, covenant or agreement contained in this Mortgage or any obligations herein imposed upon SCIDA or the branch thereof, shall constitute or give rise to or impose upon SCIDA a pecuniary liability or a charge upon its general credit. In making the agreements, provisions and covenants set forth in this Mortgage, SCIDA has not obligated itself except with respect to the Mortgaged Property. All covenants, stipulations, promises, agreements and obligations of SCIDA contained herein shall be deemed to be covenants, stipulations, promises, agreements and obligations of SCIDA and not of any member, director, officer, employee or agent of SCIDA in his or her individual capacity, and no recourse shall be had for the payment of the principal of any debt or interest therein or hereunder against any member, director, officer, employee or agent of SCIDA or any natural person executing this Mortgage. No covenant herein contained shall be deemed to constitute a debt of the State of New York nor the County of Suffolk and neither the State of New York nor the County of Suffolk shall be liable on any covenant contained herein, nor shall the Obligations secured by this Mortgage be payable out of any funds of SCIDA.

          40. Without regard to the provisions of Section 39 herein, the Company unconditionally and irrevocably guarantees to Mortgagee SCIDA's performance of its Obligations under this Mortgage. All Obligations of, and all representations, warranties, covenants and other agreements made or performed by, Mortgagor under this Mortgage shall be deemed to be, and shall be, Obligations of, and representations, warranties, covenants and other agreements made or performed by, the Company. The Company shall defend, indemnify and hold SCIDA harmless from and against any and all past, present and future liability, loss, damage, costs and expenses suffered, incurred or threatened as a result of an Obligation arising hereunder.

          41. Notwithstanding anything herein to the contrary, this Mortgage is subject to the terms and conditions of the Intercreditor Agreement.

          42. The Company directs SCIDA to execute and deliver this Mortgage to Mortgagee.

          43.  Facility Lease.  (a)  The Company shall pay or cause to be paid
               --------------
all rent and other charges required under the Facility Lease as and when the same are due and shall promptly and faithfully perform or cause to be performed all other material terms, obligations, covenants, conditions, agreements, indemnities, representations, warranties or liabilities of the lessee under the Facility Lease. The Company shall not (i) in any manner, cancel, terminate or surrender, or permit the cancellation, termination or surrender of the Facility Lease, in whole or in part, (ii) either orally or in writing, modify, amend or permit any modification or amendment of any of the terms of the Facility Lease in any manner that could materially adversely affect the value, use and/or operation of the Premises or (iii) permit the subordination of the Facility Lease to any deed of trust or mortgage other than this Mortgage and any attempt to do any of the foregoing shall be null and void and of no effect and shall constitute an Event of Default hereunder.

          (b) The Company shall do, or cause to be done, all things necessary to preserve and keep unimpaired all material rights of the Company as lessee under the Facility Lease, and to prevent any default under the Facility Lease, or any termination, surrender, cancellation, forfeiture, subordination or impairment thereof. The Company does hereby authorize and irrevocably appoint and constitute Mortgagee as its true and lawful attorney-in-fact, which appointment is coupled with an interest, in its name, place and stead, to take any and all actions deemed necessary or desirable by Mortgagee to perform and comply with all the obligations of the Company under the Facility Lease, and to do and take, but without any obligation so to do, any action which Mortgagee deems necessary or desirable to prevent or cure any default by the Company under the Facility Lease, to enter into and upon the Premises or any part thereof to such extent and as often as Mortgagee, in its sole discretion, deems necessary or desirable in order to prevent or cure any default of the Company pursuant thereto, to the end that the rights of the Company in and to the leasehold estate created by the Facility Lease shall be kept unimpaired and free from
default.   All sums so expended by Mortgagee, with interest thereon at the
Default Rate from the date of each such expenditure, shall be paid by the Company to Mortgagee promptly upon demand by Mortgagee. The Company shall, within five (5) business days after written request by Mortgagee, execute and deliver to Mortgagee, or to any person designated by Mortgagee, such further instruments, agreements, powers, assignments, conveyances or the like as may be necessary to complete or perfect the interest, rights or powers of Mortgagee pursuant to this paragraph.

          (c) The Company shall enforce the obligations of the lessor under the Facility Lease and shall promptly notify Mortgagee in writing of any material default by either the lessor or the Company in the performance or observance of any of the terms, covenants and conditions contained in the Facility Lease. The Company shall deliver to Mortgagee, within ten (10) business days after receipt, a copy of any notice of any pending or actual default under the Facility Lease. If the lessor shall deliver to Mortgagee a copy of any notice of default given to the Company, such notice shall constitute full authority and protection to Mortgagee for any actions taken or omitted to be taken in good faith by Mortgagee on such notice.

          (d) If any action or proceeding shall be instituted to evict the Company or to recover possession of the Mortgaged Property from the Company or any part thereof or interest therein or any action or proceeding otherwise affecting the Facility Lease or this Mortgage shall be instituted, then the Company shall, immediately after receipt deliver to Mortgagee a true and complete copy of each petition, summons, complaint, notice of motion, order to show cause and all other pleadings and papers, however designated, served in any such action or preceding.

          (e) The Company covenants and agrees that the fee title to the Real Estate and the leasehold estate created under the Facility Lease shall not merge but shall always remain separate and distinct, notwithstanding the union of said estates either in the Company or a third party by purchase or otherwise.

          (f) No release or forbearance of any of the Company's obligations under the Facility Lease, pursuant to the Facility Lease or otherwise, shall release the Company from any of its obligations under this Mortgage, including its obligations to pay rent and to perform all of the terms, provisions, covenants, conditions and agreements of the lessee under the Facility Lease.

          (g) Except as required below with respect to renewals and extensions of the Facility Lease, the Company shall not make any election or give any consent or approval under the Facility Lease as to any matter that could have a material adverse affect upon the value, use and/or operation of the Premises. Upon the occurrence of any Event of Default hereunder, all such rights, together with the right to terminate or to modify the Facility Lease, which have been assigned for collateral purposes to Mortgagee, shall automatically vest exclusively in and be exercisable solely by Mortgagee.

          (h) The Company will give Mortgagee prompt written notice of the commencement of any arbitration or appraisal proceeding under and pursuant to the provisions of the Facility Lease involving amounts in excess of $500,000 on a present value basis. So long as no Event of Default shall have occurred and be continuing hereunder, the Company may conduct such proceeding provided that
(i) Mortgagee shall have the right to intervene and participate in any such proceeding, (ii) the Company shall confer with Mortgagee, (iii) the Company shall exercise all rights of arbitration conferred upon it by the Facility Lease and (iv) the Company's selection of an arbitrator or appraiser shall be subject to prior written approval by Mortgagee; provided, however, that automatically
                                        --------  -------
upon the occurrence of an Event of Default and for so long as it shall be continuing Mortgagee shall have the sole authority to conduct the proceeding and the Company hereby irrevocably appoints and constitutes Mortgagee as its true and lawful attorney-in-fact, which appointment is coupled with an interest, in its name, place and stead, to exercise, at the expense of the Company, all right, title and interest of the Company in connection with such proceeding, including the right to appoint arbitrators and to conduct arbitration proceedings on behalf of the Company, following an Event of Default. Nothing contained herein shall obligate Mortgagee to participate in such proceeding.

          (i) Unless Mortgagee shall otherwise direct in writing, the Company shall exercise any option or right to renew or extend the term of the Facility
Lease not less than 120 days before the expiration of the exercise right.   The
Company shall give Mortgagee simultaneous written notice of any such exercise together with a copy of the notice or other document given to the lessor and shall promptly deliver to Mortgagee a copy of any acknowledgment by such the lessor of the exercise of such option or right. If any such option or right has not been exercised as aforesaid, then, not less than 180 days before the right of the Company to exercise any such option or right expires, the Company shall give written notice of such fact to Mortgagee, which notice shall specify the final date for exercise; provided, however that any failure by the Company to deliver such notice shall not limit Mortgagee's rights hereunder. In the event that the Company fails to exercise any such option or right by the date 120 days prior to the date of expiration of the exercise right or upon the occurrence of any Event of Default hereunder, Mortgagee may act in its stead and the Company hereby irrevocably authorizes and appoints Mortgagee as its true and lawful attorney-in-fact, which appointment is coupled with an interest, in its name, place and stead, to execute and deliver, for and in the name of the Company, all of the instruments and agreements necessary under the Facility Lease or otherwise to cause any extension of the term thereof. Nothing contained herein shall affect or limit any rights of the Company or Mortgagee granted under the Facility Lease.

          (j) The Company shall, within ten (10) days after written demand from Mortgagee, deliver to Mortgagee proof of payment of all items that are required to be paid by the Company under the Facility Lease, including, without limitation, rent, taxes, operating expenses and other charges.

          (k)(i) the lien of this Mortgage shall attach to all of the Company's rights and remedies at any time arising under or pursuant to Subsection 365(h) of the Bankruptcy Code, 11 U.S.C. ' 365(h), as the same may hereafter be amended (the "Bankruptcy Code"), including, without limitation, all of the Company's rights to remain in possession of the Real Estate. The Company shall not, without Mortgagee's prior written consent, elect to treat the Facility Lease as terminated under Subsection 365(h)(1) of the Bankruptcy Code. Any such election made without Mortgagee's consent shall be void.

             (ii) Mortgagee shall have the right to proceed in its own name or in the name of the Company in respect of any claim, suit, action or proceeding relating to the rejection of the Facility Lease by the lessor or any other party, including, without limitation, the right to file and prosecute under the Bankruptcy Code, without joining or the joinder of the Company, any proofs of claim, complaints, motions, applications, notices and other documents. Any amounts received by Mortgagee as damages arising out of the rejection of the Facility Lease as aforesaid shall be applied first to all costs and expenses of Mortgagee (including, without limitation, attorneys' fees) incurred in connection with the exercise of any of its rights or remedies under this paragraph. The Company acknowledges that the assignment of all claims and rights to the payment of damages from the rejection of the Facility Lease made under the granting clauses of this Mortgage constitutes a present irreversible and unconditional assignment and the Company shall, at the request of Mortgagee, promptly make, execute, acknowledge and deliver, in form and substance satisfactory to Mortgagee, a UCC Financing Statement (Form UCC-1) and all such additional instruments, agreements and other documents, as may at any time hereafter be required by Mortgagee to carry out such assignment.

             (iii) If any action, proceeding, motion or notice shall be commenced or filed in respect of the lessor under the Facility Lease or any other party or in respect of the Facility Lease in connection with any case under the Bankruptcy Code, then Mortgagee shall have the option, exercisable upon notice from Mortgagee to the Company, to conduct and control any such litigation with counsel of Mortgagee's choice. Mortgagee may proceed in its own name or in the name of the Company in connection with any such litigation, and the Company agrees to execute any and all powers, authorizations, consents or other documents required by Mortgagee in connection therewith. The Company shall, upon demand, pay to Mortgagee all costs and expenses (including attorneys' fees) paid or incurred by Mortgagee in connection with the prosecution or conduct of any such proceedings. The Company shall not commence any action, suit, proceeding or case, or file any application or make any motion, in respect of the Facility Lease in any such case under the Bankruptcy Code without the prior written consent of Mortgagee.

          (iv) The Company shall, after obtaining knowledge thereof, promptly notify Mortgagee of any filing by or against the lessor or other party with an interest in the Real Estate of a petition under the Bankruptcy Code. The Company shall promptly deliver to Mortgagee, following receipt, copies of any and all notices, summonses, pleadings, applications and other documents received by the Company in connection with any such petition and any proceedings relating thereto.

          (v) If there shall be filed by or against the Company a petition under the Bankruptcy Code and the Company, as lessee under the Facility Lease, shall determine to reject the Facility Lease pursuant to Section 365(a) of the Bankruptcy Code, then the Company shall give Mortgagee not less than twenty (20) days' prior notice of the date on which the Company shall apply to the Bankruptcy Court for authority to reject the Facility Lease. Mortgagee shall have the right, but not the obligation, to serve upon the Company within such twenty (20) day period a notice stating that Mortgagee demands that the Company assume and assign the Facility Lease to Mortgagee pursuant to Section 365 of the Bankruptcy Code. If Mortgagee shall serve upon the Company the notice described in the preceding sentence, the Company shall not seek to reject such Facility Lease and shall comply with the demand provided for in the preceding sentence. In addition, effective upon the entry of an order for relief with respect to the Company under the Bankruptcy Code, the Company hereby assigns and transfers to Mortgagee a non-exclusive right to apply to the Bankruptcy Court under subsection 365(d)(4) of the Bankruptcy Code for an order extending the period during which the Facility Lease may be rejected or assumed.

          (l) The Company shall request and use reasonable efforts to furnish to Mortgagee, from time to time upon receipt of reasonable notice from Mortgagee, in form and substance reasonably satisfactory to Mortgagee, (i) a non-disturbance agreement from the holder of each mortgage encumbering the fee estate in the Real Estate and (ii) an estoppel certificate from the lessor under the Facility Lease with respect to such Facility Lease; provided, that the
                                                        --------
Company shall be required to use its best efforts to obtain each of the foregoing if the Facility Lease provides that the Company with the right to receive or otherwise obligates the lessor under the Facility Lease to provide the Company with the same. Notwithstanding anything herein to the contrary, the foregoing provision is subject to the terms and conditions of the Intercreditor Agreement.

          (m) If the Facility Lease shall be terminated prior to the natural expiration of its term, and if, pursuant to any provision of the Facility Lease or otherwise, Mortgagee or its designee shall acquire from the lessor under such Facility Lease a new lease of the Real Estate or any part thereof, the Company shall have no right, title or interest in or to such new lease or the leasehold estate created thereby, or renewal privileges therein contained.

          This Mortgage has been duly executed by Mortgagor on the date first above written.

                           V.I. TECHNOLOGIES, INC.

                           By:  /s/ Joanne Leonard
                                ---------------------
                                Name:  Joanne Leonard
                                Title: Vice President, CFO

                           SUFFOLK COUNTY INDUSTRIAL
                            DEVELOPMENT AGENCY

                           By:  /s/ Bruce Ferguson
                                ---------------------
                                Name:  Bruce Ferguson
                                Title: Administrative Director

                                ACKNOWLEDGEMENT



STATE OF NEW YORK   )
                       ss.:
COUNTY OF NEW YORK  )


          On the 22 day of December, 1997, before me, a Notary Public, personally appeared Joanne Leonard, to me known, who, being by me personally sworn, did depose and say that (s)he resides at Melville, New York, that (s)he is the Vice President, CFO of V.I. Technologies, Inc., a Delaware corporation, the corporation described in and which executed the foregoing instrument by authority of the Board of Directors of said corporation, and that (s)he signed
(her)his name thereto by like authority.

          IN WITNESS WHEREOF, I hereunto set my hand and official seal the day and year first above written.


                              /s/ Cynthia Parker
                              -------------------------
                              Notary Public



                              My Commission expires: January 31, 1998

                                ACKNOWLEDGEMENT



STATE OF NEW YORK   )
                       ss.:
COUNTY OF NEW YORK  )


          On the 18 day of Dec., 1997, before me, a Notary Public, personally appeared Bruce Ferguson, to me known, who, being by me personally sworn, did depose and say that s(he) resides at Jamesport, N.Y., that s(he) is the Admin. Dir. of Suffolk County Industrial Development Agency, a public benefit corporation, organized and existing under the laws of the State of New York, the corporation described in and which executed the foregoing instrument by authority of the Board of Directors of said corporation, and that (s)he signed
(his)(her) name thereto by like authority.

          IN WITNESS WHEREOF, I hereunto set my hand and official seal the day and year first above written.

                           /s/ Anthony J. Catapano
                           -----------------------------------
                           Notary public


                           My Commission expires: February 17, 1998

                                 SCHEDULE "A"

     ALL that certain plot, piece or parcel of land, situate, lying and being at Melville, in the Town of Huntington, County of Suffolk and State of New York, bounded and described as follows:

     BEGINNING at a point on the new Northerly side of Duryea Road, distant
783.40 feet, Easterly as measured along said Northerly side of Duryea Road, from the Southeasterly end of a connecting line, having a length of 52.23 feet, connecting the said Northerly side of Duryea Road and the Easterly side of New York State Route 110; said point of beginning also being where the Southeast corner of the land now or formerly of Duryea intersects the said Northerly side of Duryea Road;

     RUNNING THENCE North 4 degrees 54 minutes 38 seconds East, 1047.70 feet, to the land now or formerly of Abramoske;

     THENCE along said last mentioned land the following two courses and distances:

     1.    South 85 degrees 14 minutes 32 seconds East, 132.22 feet;
     2. South 84 degrees 32 minutes 47 seconds East, 321.30 feet, to land now or formerly of Brand;

     THENCE along said last mentioned land, the following two courses and distances:

     1.    South 5 degrees 38 minutes 21 seconds West, 280.65 feet;
     2. South 4 degrees 54 minutes 38 seconds West, 772.18 feet, to the new Northerly side of Duryea Road;

     THENCE along said Duryea Road, North 84 degrees 05 minutes 47 seconds West,
450.00 feet, to the point or place of BEGINNING.

                 The policy is to be issued under this report will insure the title to such buildings and improvements erected on the premises which by law constitute real property.

FOR              Together with all the right, title and interest of the party of
CONVEYANCES      the first party, of, in and to the land lying in the street in
ONLY             front of and adjoining said premises.